Exhibit 99.1

Liquidia Technologies Reports Fourth Quarter and Full-Year 2018
Financial Results and Provides Corporate Update

•             Reported positive interim LIQ861 safety data from its pivotal Phase 3 INSPIRE clinical trial

•             Accepted by FDA into Emerging Technology Program to support review of PRINT® technology

•             Management to host webcast and conference call today at 8:00 a.m. ET

RESEARCH TRIANGLE PARK, NC — February 26, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia”), a late-stage clinical biopharmaceutical company focused on the development and commercialization of human therapeutics using its proprietary PRINT® technology to transform the lives of patients, today reports its financial results for the fourth quarter and full-year ended December 31, 2018 and provides a corporate update.

“We have made meaningful progress across our clinical programs, as highlighted by our recent announcement of two-week safety data from our pivotal, open-label Phase 3 clinical trial (INSPIRE) in pulmonary arterial hypertension (PAH). With patients remaining on drug, we continue to accumulate longitudinal data related to the long-term safety and tolerability of LIQ861 and intend to report that in advance of the New Drug Application (NDA) filing expected late this year,” stated Neal Fowler, Chief Executive Officer of Liquidia.

“In addition to recent and planned presentations on LIQ861, we recently presented Phase 1 data on LIQ865, our non-opioid, sustained-release formulation of bupivacaine for the management of local post-operative pain, at the American Society of Regional Anesthesia and Pain Medicine (ASRA) Annual Pain Medicine Meeting. Our continued progress in advancing our pipeline demonstrates the versatility of our PRINT® technology platform and our ability to develop potential therapeutic treatments to transform the lives of patients,” concluded Mr. Fowler.

Recent Corporate Highlights

•                  Reported positive interim safety data from our pivotal, open-label Phase 3 clinical trial (INSPIRE) evaluating LIQ861, an inhaled dry powder formulation of treprostinil, for the treatment of PAH. LIQ861 was observed to be well-tolerated in PAH patients (n=109) at the two-week timepoint, the period which addresses the U.S. Food and Drug Administration’s (FDA) request for data inclusion in an NDA submission. LIQ861 was evaluated at doses up to 125 mcg treprostinil capsule strength with no study-drug related serious adverse events or dose-limiting toxicities observed. Patients have continued to receive treatment beyond two weeks with the first patient dosed in March 2018. Liquidia anticipates submitting the full NDA for LIQ861 to the FDA in late 2019.

•                  Accepted by the FDA into the Center for Drug Evaluation and Research (CDER) Emerging Technology Program. The Emerging Technology Program was created to promote the adoption of innovative approaches to pharmaceutical product design and manufacturing technologies likely to improve product safety, identity, strength, quality, and purity.  It supports innovation by providing a forum for sponsors to engage FDA early in development and ensures consistency, continuity, and predictability in review and inspection. The program will allow Liquidia to meet with Emerging Technology Team members to discuss its novel PRINT® technology prior to filing a regulatory submission.

•                  Presented Phase 1 results for LIQ865 at ASRA’s 17th Annual Pain Medicine Meeting. Our second product candidate, LIQ865 is an injectable, non-opioid, sustained-release formulation of bupivacaine for the management of local post-operative pain. The Phase 1 study measured the safety, pharmacokinetics (PK) and pharmacodynamics of LIQ865 in healthy volunteers.

Anticipated Upcoming Milestones

•                  Initiate Phase 2-enabling toxicology studies for LIQ865 in March 2019;

•                  Report LIQ861 bioavailability and PK of treprostinil in the second quarter of 2019;

•                  Initiate an additional clinical trial in Europe that explores the effects of LIQ861 on acute and chronic hemodynamic measurements and right heart function in PAH patients to help inform the medical community and support clinical development; and

•                  Submit an NDA to the FDA for LIQ861 in late 2019.

Fourth Quarter and Full Year 2018 Financial Highlights

•                  Revenues: Revenues were $0.6 million and $2.7 million for the quarter and year ended December 31, 2018, respectively, compared to $1.8 million and $7.3 million for the comparable prior year quarter and year ended December 31, 2017, respectively. Our revenue is primarily derived from collaborating and licensing our proprietary PRINT® technology to pharmaceutical companies. The decrease results primarily from lower research and development services performed for other pharmaceutical companies as we prioritize the development of our own pharmaceutical products.

•                  Research and Development (R&D): R&D expenses were $8.0 million and $28.7 million for the quarter and year ended December 31, 2018, respectively, compared to $6.8 million and $24.8 million for the comparable prior year quarter and year ended December 31, 2017, respectively. The increase in R&D expenses was primarily due to our ongoing Phase 3 clinical trial for LIQ861 (INSPIRE), which commenced in December 2017.

•                  General and Administrative (G&A): G&A expenses were $2.3 million and $8.8 million for the quarter and year ended December 31, 2018, respectively, compared to $2.1 million and $10.2 million for the comparable prior year quarter and year ended December 31, 2017, respectively. The full-year decrease in G&A expenses was primarily due to costs of an abandoned equity offering being expensed during the year ended December 31, 2017.

•                  Net Loss: A net loss of $9.7 million and $53.1 million for the quarter and year ended December 31, 2018, respectively, compared to net income of $8.2 million and a net loss of $29.2 million for the comparable prior year quarter and year ended December 31, 2017, respectively. The change from a profit to a net loss for the fourth quarter was primarily related to $20.1 million of positive derivative fair market value adjustments (FMV) related to convertible instruments and warrants in 2017 that were settled in 2018.  The increase in net loss for the full-year was primarily due to a decrease in revenues and increases in R&D, interest and derivative FMV adjustment expenses, partially offset by a decrease in G&A expenses during the year ended December 31, 2018 as compared to the year ended December 31, 2017.

•                  Cash Position: Cash totaled $39.5 million as of December 31, 2018.

•                  Shares Outstanding: There were 15,519,469 shares of common stock outstanding as of December 31, 2018.

Webcast and Conference Call

Liquidia’s management team will host a webcast and conference call at 8:00 a.m. ET today to discuss the financial results and provide a corporate update. The live call may be accessed by dialing 1-877-707-8711 (domestic) and 1-857-270-6219 (international) and entering the conference code: 5960248. A live and archived webcast of the call will be available on the Events & Presentations page of Liquidia’s website.

About Liquidia Technologies

Liquidia Technologies is a late-stage clinical biopharmaceutical company focused on the development and commercialization of human therapeutics using its proprietary PRINT® technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT® particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Being evaluated in a Phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two Phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information
Investors:
Jenny Kobin
IR Advisory Solutions
919.328.4389
IR@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com

-Financial Tables Follow-

Liquidia Technologies, Inc.

Balance Sheets

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash	$39,534,985	$3,418,979
Accounts receivable, less allowance of $0 and $48,108, respectively	272,557	1,622,179
Prepaid expenses and other current assets	219,057	443,460
Total current assets	40,026,599	5,484,618
Property, plant and equipment, net	8,130,708	8,243,012
Prepaid expenses and other assets	1,260,951	1,115,972
Total assets	$49,418,258	$14,843,602
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,235,949	$4,424,948
Accrued expenses	1,459,182	2,785,618
Accrued compensation	2,515,519	1,952,505
Accrued interest	—	1,408,869
Deferred rent	268,599	268,628
Current portion of capital lease obligations	452,703	469,798
Current portion of deferred revenue	—	3,605,199
Current portion of long-term debt	316,906	15,608,349
Total current liabilities	8,248,858	30,523,914
Long-term capital lease obligations	376,082	510,625
Long-term deferred rent	2,406,084	2,612,552
Long-term deferred revenue	8,071,920	5,527,296
Long-term debt	11,627,643	5,556,782
Deferred financing obligation	—	1,341,810
Warrant liabilities	—	2,462,859
Total liabilities	30,730,587	48,535,838
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock — Series A, $0.001 par value, 0 and 1,974,430 shares authorized, issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	1,974
Preferred stock — Series A-1, $0.001 par value, 0 and 1,834,862 shares authorized, issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	1,835
Preferred stock — Series B, $0.001 par value, 0 and 4,620,123 shares authorized as of December 31, 2018 and December 31, 2017, respectively, 0 and 4,496,908 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	4,497
Preferred stock — Series C, $0.001 par value, 0 and 17,102,578 shares authorized, issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	17,103
Preferred stock — Series C-1, $0.001 par value, 0 and 91,000,000 shares authorized as of December 31, 2018 and December 31, 2017, respectively, 0 and 17,556,178 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	17,556
Preferred stock — Series D, $0.001 par value, 0 shares authorized, issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	—
Common stock — Class B (non-voting), $0.001 par value, 0 and 330,664 shares authorized as of December 31, 2018 and December 31, 2017, respectively, 0 and 19,645 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	20
Common stock — $0.001 par value, 40,000,000 and 175,000,000 shares authorized as of December 31, 2018 and December 31, 2017, respectively, 15,519,469 and 549,952 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	15,520	550
Additional paid-in capital	185,726,048	79,677,540
Accumulated deficit	(167,053,897)	(113,413,311)
Total stockholders’ equity (deficit)	18,687,671	(33,692,236)
Total liabilities and stockholders’ equity (deficit)	$49,418,258	$14,843,602

Liquidia Technologies, Inc.

Statements of Operations and Comprehensive Loss

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$568,402	$1,816,103	$2,706,981	$7,258,123
Costs and expenses:
Cost of sales	—	79,940	121,391	319,759
Research and development	7,998,554	6,787,632	28,699,576	24,753,876
General and administrative	2,329,196	2,133,470	8,754,088	10,212,774
Total costs and expenses	10,327,750	9,001,042	37,575,055	35,286,409
Loss from operations	(9,759,348)	(7,184,939)	(34,868,074)	(28,028,286)
Other income (expense):
Interest income	165,016	—	304,981	268
Interest expense	(229,098)	(4,686,551)	(18,988,176)	(13,010,475)
Gain on early extinguishment of long-term debt	137,695	—	137,695	—
Derivative and warrant fair value adjustments	—	20,081,609	277,715	11,884,253
Total other income (expense), net	73,613	15,395,058	(18,267,785)	(1,125,954)
Net income (loss)	(9,685,735)	8,210,119	(53,135,859)	(29,154,240)
Other comprehensive income (loss)	—	—	—	—
Comprehensive income (loss)	$(9,685,735)	$8,210,119	$(53,135,859)	$(29,154,240)
Net income (loss) per common share:
Basic	$(0.62)	$14.44	$(7.42)	$(51.78)
Diluted	(0.62)	14.44	(7.51)	(51.78)
Weighted average common shares outstanding:
Basic	15,692,205	568,687	7,163,304	563,076
Diluted	15,498,802	568,687	7,078,757	563,076

Liquidia Technologies, Inc.

Statements of Cash Flows

	For the Year Ended December 31,
	2018	2017
Operating activities
Net loss	$(53,135,859)	$(29,154,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,195,075	514,092
Depreciation	1,543,667	931,931
Amortization of discount on long-term debt and convertible notes	17,550,541	9,837,985
Non-cash interest expense	343,103	2,859,102
Non-cash gain on early extinguishment of long-term debt	(137,695)	—
Derivative fair value adjustment	—	(9,872,990)
Warrant fair value adjustment	(277,715)	(2,011,263)
Non-cash rent (income) expense	(206,498)	233,449
Lease incentive	—	1,981,915
Changes in operating assets and liabilities:
Accounts receivable	1,349,622	(328,458)
Prepaid expenses and other current assets	(67,154)	25,206
Other non-current assets	2,408,097	(123,249)
Accounts payable	(1,281,784)	1,872,852
Accrued expenses	(1,055,564)	1,985,263
Accrued compensation	563,013	(1,310)
Accrued interest	—	(105,036)
Deferred revenue	(1,621,384)	(2,935,603)
Net cash used in operating activities	(31,830,535)	(24,290,354)
Investing activities
Purchases of property, plant and equipment	(870,943)	(2,544,064)
Net cash used in investing activities	(870,943)	(2,544,064)
Financing activities
Principal payments on capital lease obligations	(608,154)	(384,024)
Proceeds from issuance of convertible notes	—	27,388,524
Proceeds from issuance of long-term debt	11,000,000	4,000,000
Refund of principal payments on long-term debt	588,889	—
Principal payments on long-term debt	(12,406,010)	(888,890)
Payments for debt issuance costs	(397,000)	(1,397,628)
Proceeds from issuance of Series D preferred stock, net of issuance costs	25,106,896	—
Proceeds from initial public offering, net of underwriting fees and commissions	47,320,233	96,703
Payments for deferred offering costs	(2,122,903)	—
Proceeds from exercise of stock options and warrants	335,533	—
Net cash provided by financing activities	68,817,484	28,814,685
Net increase in cash	36,116,006	1,980,267
Cash, beginning of period	3,418,979	1,438,712
Cash, end of period	$39,534,985	$3,418,979
Supplemental disclosure of cash flow information
Cash paid for interest	$1,094,532	$313,390
Purchase of equipment with capital leases	$456,517	$796,508
Changes in purchases of equipment in accounts payable	$25,934	$144,852
Purchase of build-to-suit asset with deferred financing obligation	$272,656	$1,341,810
Reclassification of deferred financing obligation to long-term debt	$277,009	$—
Reclassification of financing costs on deferred financing obligation to discount on long-term debt	$1,614,466	$—
Recording of discount on long-term debt	$168,174	$—
Conversion of accrued interest to long-term debt	$144,993	$41,271
Recording of warrant liabilities with corresponding discount on convertible notes	$—	$4,474,122
Recording of derivative liabilities with corresponding discount on convertible notes	$—	$9,872,990
Conversion of convertible notes and accrued interest into Series D preferred stock	$28,877,498	$—
Recording of discount on convertible notes as paid-in capital for beneficial conversion feature	$—	$12,119,584
Debt issuance costs incurred but not paid	$—	$75,000
Deferred offering costs incurred but not paid	$108,694	$—
Exercise of stock options through exchange of vested stock options	$162,156	$—
Issuance of convertible note for debt issuance costs	$—	$442,356